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                                                                   Exhibit 23.1J


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus/Proxy Statement constituting a part of Futech Interactive Products, Inc. and Futech Toys and Games, Inc's Registration Statement on Form S-4 of our report dated March 30, 1998, relating to the financial statements of Janex International, Inc., which are contained in the Prospectus/Proxy Statement. Our report contains an explanatory paragraph regarding uncertainty as to the ability of the Company to continue as a going concern.


We also consent to the reference to us under the caption "Experts" in the Prospectus/Proxy Statement.



Woodbridge, New Jersey                                      /s/ BDO Seidman, LLP
October 8, 1999